NYSE: CVA OCTOBER 22, 2014 Third Quarter 2014 Earnings Conference Call Exhibit 99.2

Cautionary Statements All information included in this earnings presentation is based on continuing operations, unless otherwise noted. Forward-Looking Statements Certain statements in this presentation may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully grow its business as expected or close its announced or planned acquisitions or projects in development, and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Note: All estimates with respect to 2014 and future periods are as of October 22, 2014. Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law. Non-GAAP Financial Measures We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow and Adjusted EPS, as described and used in this earnings presentation, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. In each case, a reconciliation to the nearest GAAP measure is provided. 2 October 22, 2014

Q3 2014 Summary Q3 2014 Highlights • Record quarter for metals and special waste revenue • Dublin EfW facility under construction • Dividend increased to $1.00 per share, annualized • Reaffirming FY 2014 guidance – expect to finish near middle of ranges (in millions, except EPS) Q3 2013 Q3 2014 FY 2014 Guidance (1) Revenue $425 $414 N/A Adjusted EBITDA $157 $135 $470 - $500 Free Cash Flow $162 $104 $170 - $210 Excluding construction working capital $114 $115 $215 - $245 Adjusted EPS $0.28 $0.26 $0.35 - $0.50 1) Reaffirmed guidance as of 10/22/2014. 3 October 22, 2014 (Unaudited)

Waste Update

- **Q3 2014 contract activity:**
  - Hempstead: 10-year contract extension with Town of Brookhaven for ~20% of facility capacity
  - Essex: 7-year tip fee contract extension with Essex County for ~40% of facility capacity
  - Indianapolis: executed Advanced Recycling Center agreement and 10-year contract extension for ~35% of facility capacity
- **Achieved record special waste revenue of $18 million**
- **Q3 2014 EfW waste processing revenue vs. Q3 2013:**
  - Same store revenue up 0.3%:
    - Price up $2 million
    - Volume down $1 million
  - $2 million decline from contract transitions
- **Trends and outlook:**
  - Contractual CPI escalators
  - Flat to low growth spot waste market pricing
  - Annual special waste revenue growth of ~10%
  - Tip fee contract transitions "mark-to-market" adverse impact on 2015 revenue of $15 to $20 million

(Unaudited)

North America EfW (1) (in millions, except price)	Q3 2013A	Q3 2014A	2014E
Waste & Service Revenue:			
Waste Processing	$230	$228	$920 - $940
Debt Service	9	5	21
Other (2)	1	-	5 - 10
Total	**$240**	**$233**	**$945 - $970**
Tons: (3)			
Contracted	3.8	3.9	
Internalized from TS	0.2	0.3	
Uncontracted	0.9	0.6	
Total	**4.9**	**4.8**	**18.5 - 18.7**
Revenue per Ton: (4)			
Contracted	$45.86	$46.07	
Internalized from TS	$52.00	$42.00	
Uncontracted	$52.48	$59.99	
Average	**$47.24**	**$47.61**	**$49.50 - $50.25**

Note: Transfer stations (TS)
1) North America EfW results include only Energy-from-Waste assets.
2) Other includes service revenue not directly related to waste processing.
3) Excludes liquid waste.
4) Calculated for waste and service revenue, excluding debt service and other revenue.

4 October 22, 2014

COVANTA
Powering Today. Protecting Tomorrow.

Energy Update North America EfW (in millions, except price) Q3 2013A Q3 2014A 2014E Energy Revenue: Energy Sales $75 $80 $320 - $330 Capacity 12 9 30 - 35 Total $87 $89 $350 - $365 MWh Sold: Contracted 0.9 0.8 3.1 - 3.2 Hedged 0.2 0.3 1.4 Market 0.3 0.3 1.0 - 1.1 Total 1.4 1.5 5.5 - 5.7 Revenue per MWh: (1) Contracted $63.42 $64.94 $66 - $67 Hedged $38.60 $42.49 ~$43 Market $41.88 $40.33 ~$51 Average $55.09 $54.54 $57 - $59 • Q3 2014 EfW energy revenue drivers vs. Q3 2013: – Same store revenues up 4% • Volume-related increase of $4 million (6%) • Slightly lower market pricing year-over-year – Capacity revenue down due to PPA transitions 5 1) Excludes capacity revenue. October 22, 2014 (Unaudited)

Recycled Metals Update North America ($ in millions, except price; tons in thousands) Q3 2013A Q3 2014A 2014E Metals Revenue: Ferrous $14 $18 $66 - $69 Non-Ferrous 5 8 25 - 28 Total $19 $26 $91 - $97 Tons Sold: Ferrous 84 92 340 - 350 Non-Ferrous 5 8 25 - 29 Revenue per Ton: Ferrous $172 $204 ~$200 Non-Ferrous $876 $984 ~$970 Average HMS index price (1) $339 $358 ~$360 • Achieved record quarterly revenue of $26 million – Six sequential quarters of record metal revenue • Q3 2014 revenue drivers vs. Q3 2013: – Same store revenue changes: • Ferrous and non-ferrous volume-related revenue up 9% and 51%, respectively • Ferrous and non-ferrous pricing-related revenue up 17% and 16%, respectively – Higher ferrous and non-ferrous price per ton due to market prices and recovering higher quality product and improved contracting • Trends and outlook: – Market pricing has remained strong throughout the year (higher than initial FY expectations) – October HMS #1 index at $349 / ton 6 1) Q3 2014 and Q3 2013 average #1 Heavy Melt Steel composite index ($ / gross ton) as published by American Metal Market. The FY 2014E average price is Covanta’s internal estimate. October 22, 2014 (Unaudited)

Maintenance Update Total Company (in millions) Q3 2013A Q3 2014A 2014E Plant Maintenance Expense: EfW $33 $41 $230 - $240 Other 3 5 ~20 Total $36 $46 $250 - $260 Maintenance Capex: EfW $9 $15 $85 - $95 Other 1 2 ~15 Total $10 $17 $100 - $110 7 October 22, 2014 (Unaudited) • Q3 2014 drivers vs. Q3 2013: – EfW plant maintenance expense up $8 million vs. prior year period primarily due to timing of scheduled maintenance • Trends and outlook: – FY 2014 maintenance expense trending towards lower end of initial expected range – Planned turbine generator maintenance program largely completed for 2014 • 9 major overhauls (normal cycle) • 10 inspections / minor outages (proactive)

Growth Projects • Commenced construction of Dublin Waste-to-Energy facility – Executed project agreement with the Dublin City Council and closed on comprehensive project financing package – State-of-the-art 600,000 metric tonne per year, 58 MW facility – Cornerstone infrastructure to support Irish compliance with EU waste policy and provide clean, renewable energy – Construction schedule of approximately 3 years – Project agreement with Dublin for 45-year public-private partnership • Durham-York EfW facility construction – Construction nearing completion – expect to begin processing waste next month with commercial operation in early 2015 – 500 TPD municipally-owned facility to be operated under 20-year service fee contract • New York City MTS contract – Taking delivery of equipment and positioned to commence service at Queens MTS in Q1 2015 – Volumes expected to ramp up during 2015 8 October 22, 2014

Business Summary and Outlook • Continued strong operating performance in Q3 – Steady operations – Maintenance program on track – majority of work completed – Executing on organic growth initiatives – record metals and special waste revenue • Reaffirming FY 2014 guidance – Expect to finish near middle of ranges (1) • Cost savings initiatives on track to deliver ~$30 million Adjusted EBITDA benefit in 2015 • Well positioned for growth in 2015 and beyond 9 October 22, 2014 1) Reaffirmed guidance as of 10/22/2014.

Financial Overview 10 October 22, 2014

425 409 414 1 4 7 9 7 - 18 5 Q3 2013 Waste and Service Energy Metals Total Contract Transitions Transactions Construction Other Q3 2014 $ i n M il li o n s Revenue: Q3 2014 vs. Q3 2013 North America EfW Same Store + = (Unaudited) 11 October 22, 2014 + (1) 1) Includes biomass facilities, e-waste, ash landfills, transfer stations and international operations. North America EfW

Adjusted EBITDA: Q3 2014 vs. Q3 2013 157 135 9 13 4 10 1 9 Q3 2013 Revenue Total Operating Expenses Net Contract Transitions Transactions Other Q3 2014 $ i n M il li o n s + = (2) 1) Includes a $6 million reduction in debt service pass through billings. 2) Includes biomass facilities, e-waste, ash landfills, transfer stations, corporate overhead and international operations. 12 (Unaudited) October 22, 2014 (1) North America EfW Same Store North America EfW

Free Cash Flow: Q3 2014 vs. Q3 2013 162 104 22 7 59 30 Q3 2013 Adjusted EBITDA Maintenance Capex Construction Working Capital Other Q3 2014 $ i n M il li o n s 13 (Unaudited) October 22, 2014 (1) 1) Primarily non-construction working capital.

Adjusted EPS: Q3 2014 vs. Q3 2013 0.28 0.26 0.10 0.03 0.05 Q3 2013 Operating Income Interest Expense Effective Tax Rate Q3 2014 $ 14 (Unaudited) October 22, 2014

Growth Investment Outlook Growth Investments (Unaudited, in millions) FY 2013 Actual 2014 Actual FY 2014 Outlook Q3 YTD Organic growth investments (1) $ 82 $ 14 $ 30 ~$ 50 New York City contract 23 7 45 ~75 Acquisitions 57 13 13 13 Dublin — 16 16 25 – 50 Total growth investments $ 162 $ 50 $ 104 $ 160 - $190 15 October 22, 2014 1) Organic growth programs are focused primarily on growing our waste revenue, increasing our metal revenue, managing our assets and improving efficiency to reduce cost. This number includes the particulate emissions control system at Essex (total estimated investment of ~$90 million from 2013 to 2016).

Dublin Financial Overview 16 October 22, 2014 • Financially significant investment – Approximately €500 million total capital investment – Projected mid-teens IRR on invested equity – Expect total investment at less than 9x multiple of Adjusted EBITDA – Financial contribution beginning in late 2017 • Project financing – Comprehensive financing package that minimizes impact on corporate balance sheet and other capital allocation priorities – €375 million third party, non-recourse financing • €250 million senior term loan • €50 million junior term loan • €75 million convertible preferred investment by First Reserve – Anticipated Covanta equity investment of ~ €125 million • €30 million already invested • Majority of remaining investment to be funded from cash already held offshore

Debt Structure 17 October 22, 2014 • At 9/30/2014 – Net debt / LTM Adjusted EBITDA: 4.2x – $657 million availability under revolving credit facility As of 9/30/14 (Face Value; $ in millions) Covanta Energy, LLC Revolving Credit Facility due 2019: (2) $1,000 Term Loan due 2019: 198 Equipment Leases due 2024-2026: 47 Domestic Subsidiaries Project Debt: $182 International Subsidiaries (3) Project Debt: $85 Covanta Holding Corporation 7.250% Senior Notes due 2020: $400 6.375% Senior Notes due 2022: 400 5.875% Senior Notes due 2024: 400 Tax-Exempt Corporate Bonds due 2024-2042: (1) 335 Tax-Exempt Corporate VRDBs: (1) 34 1) The fixed rate and variable rate tax-exempt bonds are obligations of Covanta Holding Corporation and are guaranteed by Covanta Energy, and as such are effectively senior in right of payment to the other indebtedness of Covanta Holding Corporation. 2) As of September 30, 2014, there were $180 million in borrowings and $163 million in letters of credit outstanding under the $1 billion revolving credit facility. 3) Includes Dublin junior term loan funded into escrow ($63 million as of 9/30/14). Remaining undrawn commitments under Dublin credit agreement of €250 million.

Appendix 18 October 22, 2014

Capitalization Summary 1) Includes debt principal related funds ($38 million as of 9/30/14) and Dublin financing funded into escrow ($63 million as of 9/30/14) 2) Debt balances are presented at principal value, not book value. 3) Net debt is calculated as total principal amount of debt outstanding less cash and cash equivalents and debt service principal-related restricted funds. 4) Ratio is computed for Covanta Holding Corporation. Differs from calculation required under Covanta Energy’s credit facility. See slide 22 for a reconciliation of 2012, 2013, and 2014 LTM Adjusted EBITDA. (Unaudited, in millions) 12/31/2012 12/31/2013 9/30/2014 Cash and Cash Equivalents $ 236 $ 195 $ 87 Restricted Funds (Debt Principal Related) (1) 72 45 101 Corporate Debt: Secured $ 358 $ 405 $ 425 Unsecured 1,595 1,617 1,569 Total Corporate Debt $ 1,953 $ 2,022 $ 1,994 Project Debt 314 235 267 Total Debt (2) $ 2,267 $ 2,257 $ 2,261 Stockholders’ Equity $ 1,055 $ 911 $ 808 Net Debt (3) $ 1,960 $ 2,017 $ 2,073 Availability under Revolving Credit Facility $ 584 $ 519 $ 657 Net Debt / Adjusted EBITDA (4) 3.9x 4.1x 4.2x 19 October 22, 2014

Long-term Outlook: Energy Detail North America EfW Facilities (Unaudited, in millions, except price) 2012A 2013A 2014E 2015E 2016E 2017E 2018E MWh Sold – CVA Share: Contracted 3.5 3.5 3.1 - 3.2 3.1 2.9 2.4 2.0 Hedged 0.4 0.9 1.4 1.2 0.5 0.0 0.0 Market 0.9 1.0 1.0 - 1.1 1.7 3.1 4.1 4.5 Total MWh Sold 4.8 5.4 5.5 - 5.7 ~6.0 ~6.5 ~6.6 ~6.6 Market Sales (MWh) by Geography: PJM East 0.4 0.6 0.4 0.6 1.9 2.7 2.7 NEPOOL 0.2 0.3 0.3 0.5 0.5 0.8 1.2 NYISO 0.1 0.0 0.0 0.2 0.2 0.2 0.2 Other 0.2 0.0 0.3 0.5 0.5 0.5 0.5 Total Market Sales 0.9 0.9 ~1.1 ~1.7 ~3.1 ~4.1 ~4.5 Revenue per MWh: (1) Contracted $60.75 $63.92 $66 - $67 Average ~$57 / MWh on contracts expiring through 2020 Hedged $50.17 $39.01 $43 - $44 Market $42.30 $40.88 ~$50 Average Revenue per MWh $56.43 $56.01 $57 - $59 20 October 22, 2014 Note: hedged generation as presented above reflects only existing hedges. 1) Excludes capacity revenue. • Note: Production estimates for 2015 - 2018 are approximated based on historical operating performance and assume all service fee owned contracts transition to tip fee

Non-GAAP Reconciliation: Adjusted EBITDA & Free Cash Flow – Continuing Operations

(Unaudited, in millions)	Q3 2014	Q3 2013	YTD 2014	YTD 2013	Full Year Estimated 2014 [1]
Net Income (Loss) from Continuing Operations Attributable to Covanta Holding Corporation	**$6**	**$28**	**$(2)**	**$18**	**$5 - $25**
Operating loss related to insurance subsidiaries	-	-	1	1	1
Depreciation and amortization expense	52	52	158	157	217 – 207
Debt service expense	33	40	113	119	152 – 136
Income tax (benefit) expense	(16)	20	(20)	11	5 – 25
Net write-offs	48	12	64	16	64
Pension plan settlement gain	-	-	-	(6)	
Loss on extinguishment of debt	-	-	2	1	2
Net loss attributable to noncontrolling interests in subsidiaries	-	-	-	(1)	0 – 2
Other adjustments:					
Debt service billings in excess of revenue recognized	(1)	1	1	9	
Severance and reorganization costs	3	-	6	-	
Non-cash compensation expense	7	3	15	12	
Other non-cash items	3	1	5	5	
Subtotal other adjustments	**12**	**5**	**27**	**26**	**24 – 38**
Total adjustments	**129**	**129**	**345**	**324**	
Adjusted EBITDA	**$135**	**$157**	**$343**	**$342**	**$470 - $500**
Cash interest payments	(19)	(10)	(77)	(71)	
Cash taxes	(1)	(2)	(8)	(9)	
Working capital / other	6	26	6	13	
Cash flow provided by operating activities from continuing operations	**$121**	**$171**	**$264**	**$275**	**$275 – $325**
Plus: Cash flow used in operating activities from insurance subsidiaries	-	1	-	4	
Less: Maintenance capital expenditures	(17)	(10)	(78)	(67)	(105) - (115)
Free Cash Flow	**$104**	**$162**	**$186**	**$212**	**$170 - $210**
Construction working capital (decrease) increase	(11)	48	(40)	19	(45) - (35)
Free Cash Flow excluding construction working capital	**$115**	**$114**	**$226**	**$193**	**$215 - $245**
Shares Outstanding End of Period	131	130	130	130	

1) Reaffirmed guidance as of 10/22/2014.

21 October 22, 2014

COVANTA
Powering Today. Protecting Tomorrow.

Non-GAAP Reconciliation: Adjusted EBITDA - Continuing Full Year LTM (Unaudited, in millions) 2012 2013 9/30/2014 Net Income from Continuing Operations Attributable to Covanta Holding Corporation $134 $45 $25 Operating loss related to insurance subsidiaries 10 2 2 Depreciation and amortization expense 195 210 211 Debt service expense 145 159 153 Income tax expense 32 40 9 Gain related to trust distribution - (4) (4) Net (gains) write-offs (57) 15 63 Pension plan settlement expense (gain) 11 (6) - Loss on extinguishment of debt 3 1 2 Net income (loss) attributable to noncontrolling interests in subsidiaries 2 (1) - Other adjustments: Debt service billings in excess of revenue recognized 9 9 1 Severance and reorganization costs 1 3 8 Non-cash compensation expense 16 15 18 Other non-cash items 6 6 7 Subtotal other adjustments 32 33 34 Total adjustments 373 449 470 Adjusted EBITDA $507 $494 $495 Note: Adjusted EBITDA results provided to reconcile the denominator of the Net Debt / Adjusted EBITDA ratios on slide 19. 22 October 22, 2014

Non-GAAP Reconciliation: Adjusted EPS 1) Reaffirmed guidance as of 10/22/2014. Q3 YTD Full Year (Unaudited, in millions, except per share amounts) 2014 2013 2014 2013 Estimated 2014 (1) Continuing Operations - Diluted Income (Loss) Per Share $0.05 $0.22 $(0.02) $0.14 $0.04 - $0.19 Reconciling Items 0.21 0.06 0.31 0.06 0.31 Adjusted EPS $0.26 $0.28 $0.29 $0.20 $0.35 - $0.50 Reconciling Items Operating loss related to insurance subsidiaries $ - $ - $1 $1 Net write-offs 48 12 64 16 Severance and reorganization costs 3 - 6 - Pension plan settlement gain - - - (6) Loss on extinguishment of debt - - 2 1 Other 1 1 1 1 Total Reconciling Items, pre-tax 52 13 74 13 Pro forma income tax impact (23) (5) (34) (5) Total Reconciling Items, net of tax $29 $8 $40 $8 Diluted Income Per Share Impact $0.21 $0.06 $0.31 $0.06 Weighted Average Diluted Shares Outstanding 131 130 130 130 23 October 22, 2014

Non-GAAP Financial Measures Free Cash Flow Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facili ties. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled for all periods to cash flow provided by operating activities from continuing operations, which we believe to be the most directly comparable measure under GAAP. Adjusted EBITDA We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis for continuing operations, less the results of operations of our insurance subsidiaries. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA reconciled for all periods to net loss from continuing operations and cash flow provided by operating activities from continuing operations, which are believed to be the most directly comparable measures under GAAP. Adjusted EPS We use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business. Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, income and loss from discontinued operations, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business. In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS reconciled for all periods to diluted earnings per share from continuing operations, which is believed to be the most directly comparable measure under GAAP. 24 October 22, 2014